CMA Multi-State Municipal Series Trust
Series Number: 11
File Number: 811-05011
CIK Number: 810598
CMA Ohio Money Market Fund
For the Period Ending: 03/31/2007

Pursuant to Exemptive Order No. IC-15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended March 31, 2007.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

12/05/2006	$8,100	HAMILTON COUNTY OHIO HOS	5.000%	01/01/2018